As filed with the Securities and Exchange Commission on July 14, 2023

File Nos. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRH America, Inc.

(Exact name of registrant as specified in its
charter)

DELAWARE

(State or other jurisdiction of
incorporation or organization)

87-0384716

(I.R.S. Employer Identification No.)

900 Ashwood Parkway

Suite 600

Atlanta, GA 30338, United States
+1 (770) 804 3363

(Address and telephone number of
Registrant’s executive offices)

CRH public limited company

(Exact name of registrant as specified in its
charter)

IRELAND

(State or other jurisdiction of
incorporation or organization)

Not Applicable

(I.R.S. Employer Identification No.)

Stonemason’s Way, Rathfarnham,

Dublin 16, Ireland

+353 1 404 1000

(Address and telephone number of
Registrant’s executive offices)

CRH America Finance, Inc.

(Exact name of registrant as specified in its
charter)

DELAWARE

(State or other jurisdiction of
incorporation or organization)

81-2307648

(I.R.S. Employer Identification No.)

900 Ashwood Parkway

Suite 600

Atlanta, GA 30338, United States

+1 (770) 804 3363

(Address and telephone number of
Registrant’s executive offices)

C T Corporation System

28 Liberty Street

New York, New York 10005, United States

+1 (212) 894 8940

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

John Horsfield-Bradbury

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN, England

Tel. No.: +44 20 7959 8900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CRH AMERICA, INC.

CRH AMERICA FINANCE, INC.

(Wholly-owned subsidiaries of CRH public limited company)

Guaranteed Debt Securities

Fully and unconditionally guaranteed by

CRH PUBLIC LIMITED COMPANY

CRH PUBLIC LIMITED COMPANY

Warrants

Purchase Contracts

Units

Preference Shares

Ordinary Shares

CRH America, Inc. (“CRH America”) or CRH America Finance, Inc. (“CRH Finance”) may use this prospectus to offer, from time to time, guaranteed unsecured debt securities. CRH public limited company (“CRH plc”) may use this prospectus to offer, from time to time, warrants, purchase contracts, units, preference shares or ordinary shares. CRH plc’s ordinary shares are admitted to trading on the London Stock Exchange and Euronext Dublin (formerly named the Irish Stock Exchange) under the symbol “CRH”.

You should read this prospectus and the accompanying prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

CRH America, CRH Finance or CRH plc may sell these securities to or through underwriters, and also to other purchasers or through agents.

These securities also may be resold by selling securityholders, whether owned on the date hereof or hereafter. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, the names of and underwriters and the identities of any selling securityholders. We will not receive any proceeds from any such sale of securities by a selling securityholder. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated July 14, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf process, we or the selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement. In addition, specific information with respect to any offer and sale by any selling securityholders will be set forth in the prospectus supplement relating to that transaction. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About CRH.”

In this prospectus, the terms “we”, “our” and “us” refer to CRH America, CRH Finance and CRH plc, all together. CRH plc and its consolidated subsidiaries taken together are referred to as “CRH” or the “Group”. CRH America and CRH Finance taken together are referred to as the “Issuers” and either may be referred to as an “Issuer”. CRH America or CRH Finance may offer debt securities using this prospectus. CRH plc acts as the guarantor for debt offerings by the Issuers using this prospectus. In addition, CRH plc will be the issuer in an offering of warrants, purchase contracts or units and in an offering of preference shares or ordinary shares, which are referred to collectively as the “shares”. The debt securities, warrants, purchase contracts, units, preference shares and ordinary shares that may be offered using this prospectus are referred to collectively as the “securities”.

SUMMARY OF RISK FACTORS

Investing in our securities involves risk. You should consider carefully the risks described below and incorporated by reference into this prospectus before you decide to buy our securities. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” for a more thorough description of these and other risks:

Risks Relating to CRH’s Business

A number of factors could cause results and developments relating to the Group to differ materially from those expressed or implied by the forward-looking statements including, without limitation:

Strategic Risks

•	Failure to predict and plan for industry cyclical events or adverse economic conditions;

•	Failure to effectively attract, engage, retain, develop and manage talent and plan for leadership succession could impede the realisation of strategic objectives;

•	Failure to differentiate and innovate could lead to market share decline, thus adversely impacting financial performance;

•	Failure to efficiently identify and execute deals may limit the Group’s growth potential and impact financial performance;

•	Changes in public policy and geopolitics may adversely affect the Group’s people, business, results of operations, financial conditions or prospects;

•	Failure of the Group to plan for reserve depletion, or to secure or maintain permits, may result in operation stoppages, adversely impacting financial performance;

Operational Risks

•	The impact of climate change may adversely affect the Group’s operations and cost base and the stability of the markets in which the Group operates;

•

Security breaches, IT interruptions or data loss could result in significant business disruption, loss of production, reputational damage and/or regulatory penalties. Significant financial costs in remediation are also likely in a major cyber security incident;

•

Failure to ensure safe workplaces could result in a deterioration in the Group’s safety performance and related adverse regulatory action or legal liability. Health and safety incidents could significantly impact the Group’s operational and financial performance, as well as its reputation;

•

Failure to embed sustainability principles within the Group’s businesses and strategy may result in non-compliance with relevant regulations, standards and best practices and lead to adverse stakeholder sentiment and reduced financial performance;

•	Failure to manage any material disruption in our supply chains could adversely impact our ability to service our customers and result in a deterioration in operational and/or financial performance;

Compliance Risks

•

Potential breaches of local and international laws and regulations could result in litigation or investigations, the imposition of significant fines, sanctions, adverse operational impact (including the potential to impact CRH’s ability to operate in certain key markets) and reputational damage;

Financial and Reporting Risks

•

Changes in tax regimes or tax laws, or assessment of additional tax liabilities in future tax audits could result in incremental tax liabilities which could have a material adverse effect on cash flows and the financial results of operations;

•

A downgrade of the Group’s credit ratings may give rise to increases in future funding costs and may impair the Group’s ability to raise funds on acceptable terms and insolvency of the financial institutions with which the Group conducts business may adversely impact the Group’s financial position;

•

A material write-down of goodwill due to underperformance in any of the Group’s major cash-generating units or the divestment of businesses in the future could have a substantial impact on the Group’s income and equity;

•	Adverse changes in exchange rates could negatively affect retained earnings. The annual impact is reported in the Consolidated Statement of Comprehensive Income;

Risks Relating to the Offering

•

Since CRH America and CRH plc are holding companies and currently conduct their operations through subsidiaries, your right to receive payments on the debt securities and the guarantees is subordinated to the other liabilities of CRH America and CRH plc’s subsidiaries;

•

CRH Finance is a finance subsidiary that has no revenue-generating operations of its own and depends on cash received from other members of the Group to be able to make payments on the debt securities;

•	Since the debt securities are unsecured, your right to receive payments may be adversely affected;

•	The Issuers and CRH plc could incur significantly more debt in the future, and your rights may be inferior to the rights of holders of that debt;

•	Our credit ratings may not reflect all risks of an investment in the debt securities;

•	A ratings decline could adversely affect the value of the debt securities;

•	Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indentures

•	Should CRH plc default on its guarantee, your right to receive payments on the guarantee may be adversely affected by Irish insolvency laws;

•	If CRH plc is unable to pay its debts, an examiner may be appointed under Irish law to oversee CRH plc’s operations;

•

Since CRH plc is an Irish company and a substantial portion of its assets and key personnel are located outside the United States, you may not be able to enforce any U.S. judgment for claims you may bring against CRH plc or its key personnel both in and outside the United States;

•	The securities may lack a developed trading market and such a market may never develop;

•	The debt securities may be subject to redemption by CRH plc or the Issuers;

•	An increase in interest rates could decrease the relative value of the fixed rate debt securities;

Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

•	An investment in non-U.S. dollar debt securities involves currency-related risks;

•	Changes in currency exchange rates can be volatile and unpredictable;

•	Government policy can adversely affect currency exchange rates and an investment in non-U.S. dollar debt securities;

•	Non-U.S. dollar debt securities may permit the Issuers to make payments in U.S. dollars or delay payment if the Issuers are unable to obtain the specified currency;

•	The Issuers will not adjust non-U.S. debt dollar securities to compensate for changes in currency exchange rates;

•	In a lawsuit for payment on non-U.S. dollar debt securities, you may bear currency exchange risk;

•	Information about exchange rates may not be indicative of future exchange rates;

•	Determinations made by the exchange rate agent in its sole discretion and, in the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us;

Risks Relating to Indexed Debt Securities

•	Investors in indexed debt securities could lose their investment due to the nature of these securities;

•	The issuer of a security or currency that serves as an index could take actions that may adversely affect an indexed debt security;

•	An indexed debt security may be linked to a volatile index, which could hurt your investment;

•	An index to which a debt security is linked could be changed or become unavailable and an alternative method of valuation is unlikely to produce a value identical to that produced by the actual index;

•	The Issuers may engage in hedging activities that could adversely affect an indexed debt security;

•	Information about indices may not be indicative of future performance; and

Risks Relating to our Shares

•	CRH plc’s shares may experience volatility which may negatively affect your investment.

RISK FACTORS

Investing in securities offered using this prospectus involves risk. You should consider carefully the risks described below before you decide to buy our securities. If any of the following risks actually occurs, CRH’s business, financial condition and results of operations would likely suffer. In this case, the trading price and liquidity of our securities could decline, and you may lose all or part of your investment.

Risks Relating to CRH’s Business

You should read “Risk Factors” in CRH’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to our business.

Risks Relating to the Debt Securities, Warrants, Purchase Contracts and Units

Since CRH America and CRH plc are holding companies and currently conduct their operations through subsidiaries, your right to receive payments on the debt securities and the guarantees is subordinated to the other liabilities of CRH America and CRH plc’s subsidiaries.

CRH America and CRH plc are organized as holding companies, and substantially all of their operations are carried on through subsidiaries. CRH America and CRH plc’s principal source of income is the dividends and distributions received from their subsidiaries. CRH plc has given letters of guarantee to secure obligations of subsidiary undertakings amounting to $9.3 billion in respect of loans, bank advances, derivative obligations and future lease obligations and $0.4 billion in respect of letters of credit, as of December 31, 2022. CRH America and CRH plc’s ability to meet their financial obligations is dependent upon the availability of cash flows from domestic and, in the case of CRH plc, foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. The subsidiaries of CRH America and CRH plc are not guarantors on the debt securities that the Issuers may offer. Moreover, these subsidiaries and affiliated companies are not required and may not be able to pay dividends to CRH America or CRH plc. Claims of the creditors of CRH America or CRH plc’s subsidiaries have priority as to the assets of such subsidiaries over the claims of creditors of the Issuers or CRH plc. Consequently, holders of an Issuer’s notes that are guaranteed by CRH plc are structurally subordinated, in the event of an Issuer’s or CRH plc’s insolvency, to the prior claims of the creditors of CRH America or CRH plc’s subsidiaries.

In addition, some of CRH plc’s subsidiaries are subject to laws restricting the amount of dividends they may pay. For example, these laws may prohibit dividend payments when net assets would fall below subscribed share capital, when the subsidiary lacks available profits or when the subsidiary fails to meet certain capital and reserve requirements. These profits consist of accumulated, realized profits, which have not been previously utilized, less accumulated, realized losses, which have not been previously written off. Other statutory and general law obligations also affect the ability of directors of CRH plc’s subsidiaries to declare dividends and the ability of CRH America’s subsidiaries to make payments to CRH America on account of intercompany loans.

CRH Finance is a finance subsidiary that has no revenue-generating operations of its own and depends on cash received from other members of the Group to be able to make payments on the debt securities.

CRH Finance is a finance subsidiary of CRH plc with limited assets and limited ability to generate revenues. The ability of CRH Finance to make any payments on the debt securities will depend on the earnings, business and tax considerations, and legal and contractual restrictions on payments of dividends or other distributions by other members of the Group. If CRH Finance is not able to make payments on the debt securities, holders of the debt securities would have to rely on claims for payment under the guarantees, which are subject to the risks and limitations described herein. We cannot assure you that CRH Finance will receive sufficient dividends, distributions or loans from other members of the Group to service scheduled payments of interest, principal or other amounts due under the debt securities. Any of the situations described above could adversely affect the ability of CRH Finance to service its obligations in respect of the debt securities.

Since the debt securities are unsecured, your right to receive payments may be adversely affected.

The debt securities that the Issuers are offering will be unsecured. The debt securities are not subordinated to any of the Issuers’ other debt obligations and therefore they will rank equally with all the Issuers’ other unsecured and unsubordinated indebtedness. As of December 31, 2022, neither CRH plc, CRH America nor CRH Finance had any secured indebtedness outstanding. If an Issuer defaults on the debt securities or CRH plc defaults on the guarantees, or after bankruptcy, examinership, liquidation or reorganization, then, to the extent that we have granted security over our assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before we can make payment on the debt securities or the guarantees. There may only be limited assets available to make payments on the debt securities or the guarantees in the event of an acceleration of the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

The Issuers and CRH plc could incur significantly more debt in the future, and your rights may be inferior to the rights of holders of that debt.

The Issuers and CRH plc may each incur substantial additional indebtedness in the future, some of which may be secured by assets of the Issuers, CRH plc and/or their respective subsidiaries. The terms of the debt securities and the indentures they are governed by, which are described below under the heading “Description of Debt Securities and Guarantees We May Offer,” will not limit the amount of indebtedness CRH plc or the Issuers may incur. The Issuers may also issue series of notes under each indenture that provide holders of those notes with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities we may offer contained in the prospectus supplement relating to such debt securities.

Any incurrence of additional indebtedness by CRH plc, the Issuers and/or their respective subsidiaries could also have affect the future operations of the Issuers and/or CRH plc because of the potentially significant cash requirements to service that debt, which could limit funds available for operations and future business opportunities and increase the vulnerability of the Issuers and/or CRH plc to adverse general economic and industry conditions. Any such additional indebtedness would also generally exacerbate the other risks that holders of the debt securities now face.

Our credit ratings may not reflect all risks of an investment in the debt securities.

The credit ratings of the debt securities that the Issuers are offering are intended to reflect the Issuers’ ability to meet their payment obligations, generally and in respect of the debt securities. They may not reflect the potential impact of all risks related to structure and other factors on the value of the debt securities. In addition, actual or anticipated changes in the credit ratings may generally be expected to affect the market value of the debt securities and other of the Group’s debt securities. In addition, U.S. federal regulations applicable to ratings agencies may change and lead to changes in the manner in which the ratings agencies conduct their business.

A ratings decline could adversely affect the value of the debt securities.

One or more independent credit rating agencies may assign credit ratings to the debt securities. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the debt securities. A credit rating is not a recommendation to buy, sell or hold securities, may be revised or withdrawn by the rating agency at any time, and each such rating should be evaluated independently of any other rating. Purchasers of securities rely on the creditworthiness of the Issuers and CRH plc and no other person. Investment in the securities involves the risk that subsequent changes in actual or perceived creditworthiness of an Issuer may adversely affect the market value of the securities.

Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indentures.

The debt securities are governed by documents called indentures, which are described below under “Description of the Debt Securities and Guarantees We May Offer”. The indenture relating to the debt securities issued by CRH America and the form of indenture relating to the debt securities issued by CRH Finance are filed as exhibits to this Registration Statement. The Issuers may issue as many distinct series of debt securities under the indentures as they wish. The Issuers may also issue series of debt securities under the indentures that provide holders with rights superior to the rights already granted or that may be granted in the future to note holders of other series. You should read carefully the specific terms of each particular series of debt securities which will be contained in the prospectus supplement relating to such series.

Should CRH plc default on its guarantee, your right to receive payments on the guarantee may be adversely affected by Irish insolvency laws.

CRH plc has its registered office in Ireland and consequently it is likely that any insolvency proceedings applicable to it would be governed by Irish law. If an Irish company is unable, or likely to be unable, to pay its debts, an examiner may be appointed to facilitate the survival of the company and the whole or any part of its business. If an examiner is appointed, a protection period will be imposed so that the examiner can formulate and implement his proposals for a compromise or scheme of arrangement. During the protection period, any enforcement action by a creditor of the Irish company is prohibited. In addition, the Irish company would be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner.

In an insolvency of CRH plc, the claims of certain preferential creditors (including the Irish Revenue Commissioners for certain unpaid taxes) will rank in priority to claims of unsecured creditors.

If CRH plc becomes subject to an insolvency proceeding and CRH plc has obligations to creditors that are treated under Irish law as creditors that are senior relative to the holders of the debt securities (including secured creditors), the holders of the debt securities may suffer losses as a result of their subordinated status during such insolvency proceeding.

If CRH plc is unable to pay its debts, an examiner may be appointed under Irish law to oversee CRH plc’s operations.

If CRH plc is unable, or likely to be unable, to pay its debts, an examiner may be appointed to oversee the operations of CRH plc and to facilitate its survival and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement. An examiner may be appointed even if CRH plc is not insolvent. If an examiner has been appointed to CRH plc or any of its subsidiaries, the examinership may be extended to CRH plc and any of its related companies, including the Issuers, even if the Issuers are not themselves insolvent. There can be no assurance that the Issuers would be exempt from an extension of the examinership. If an examiner is appointed to CRH plc, a protection period, generally not exceeding 100 days, will be imposed so that the examiner can formulate and implement his proposals for a compromise or scheme or arrangement. During the protection period, any enforcement action by a creditor is prohibited. In addition, CRH plc would be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner. The appointment of an examiner may restrict the ability of CRH plc to make timely payments under its guarantee and holders of debt securities may be unable to enforce their rights under the guarantee. During the course of examinership, debt securityholders’ rights under the guarantee may be affected by the examiner’s exercise of his powers to, for example, repudiate a restriction or prohibition on further borrowings or the creation of security.

Since CRH plc is an Irish company and a substantial portion of its assets and key personnel are located outside the United States, you may not be able to enforce any U.S. judgment for claims you may bring against CRH plc or its key personnel both in and outside the United States.

CRH plc is organized under the laws of Ireland. A substantial portion of its assets are located outside the United States. In addition, many of the members of CRH plc’s board of directors and officers are residents of countries other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon CRH plc or these persons or to enforce against CRH plc or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. There are doubts as to the enforceability in Ireland, in original U.S. court actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities whether solely based on U.S. federal securities laws or otherwise. Therefore you may have difficulty enforcing any U.S. judgment against CRH plc or its non-U.S. resident directors and officers both in and outside the United States.

The securities may lack a developed trading market and such a market may never develop.

Each Issuer may issue debt securities in different series with different terms in amounts that are to be determined. Debt securities issued by an Issuer may be listed on the New York Stock Exchange or another recognized stock exchange. However, there can be no assurance that an active trading market will develop for any series of debt securities of an Issuer even if the series is listed on a securities exchange. Similarly, there can be no assurance that an active trading market will develop for any securities issued by CRH plc. There can also be no assurance regarding the ability of holders of our securities to sell their securities or the price at which such holders may be able to sell their securities. If a trading market were to develop, the securities could trade at prices that may be higher or lower than the initial offering price and, in the case of debt securities, this may result in a return that is greater or less than the interest rate on the debt security, in each case depending on many factors, including, among other things, prevailing interest rates, CRH’s financial results, any decline in CRH’s creditworthiness and the market for similar securities.

Any underwriters, broker-dealers or agents that participate in the distribution of the securities may make a market in the securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the securities or that an active public market for the securities will develop.

The debt securities may be subject to redemption by CRH plc or the Issuers.

An optional redemption feature is likely to limit the market value of the debt securities. During any period when CRH plc, CRH Finance or CRH America may elect to redeem debt securities, the market value of those debt securities generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period.

CRH plc, CRH Finance or CRH America may be expected to redeem debt securities when their cost of borrowing is lower than the interest rate on the debt securities. At those times, an investor generally would not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the debt securities being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time.

An increase in interest rates could result in a decrease in the relative value of the fixed rate debt securities.

In general, as market interest rates rise, debt securities bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase fixed rate debt securities and market interest rates increase, the market value of your fixed rate debt securities may decline. We cannot predict the future level of market interest rates. Investors should consider these matters when making their investment decision with respect to the fixed rate debt securities.

Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in non-U.S. dollar debt securities—e.g., debt securities whose principal and/or interest are payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency—you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are not sophisticated with respect to non-U.S. dollar currency transactions. This prospectus does not describe all the risks of an investment in debt securities denominated in a currency other than U.S. dollars.

The information in this prospectus is directed primarily to investors who are U.S. residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the debt securities. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An investment in non-U.S. dollar debt securities involves currency-related risks.

An investment in non-U.S. dollar debt securities entails significant risks that are not associated with a similar investment in debt securities that are payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and unpredictable.

Rates of exchange between the U.S. dollar and various other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in debt securities denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any debt security. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar equivalent value of payments on the debt securities, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the debt securities to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government policy can adversely affect currency exchange rates and an investment in non-U.S. dollar debt securities.

Currency exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments may use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to influence the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar debt securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for non-U.S. dollar debt securities or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the debt securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a debt security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. dollar debt securities may permit the issuers to make payments in U.S. dollars or delay payment if the issuers are unable to obtain the specified currency.

Debt securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the debt securities comes due because of circumstances beyond the Issuers’ control, the Issuers will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or the Issuers’ inability to obtain the other currency because of a disruption in the currency markets. If the Issuers made payment in U.S. dollars, the exchange rate they would use would be determined in the manner described below under “Description of the Debt Securities and Guarantees We May Offer—Payment and Paying Agents—Payments Due in Other Currencies”. A determination of this kind may be based on limited information and would involve significant discretion on the part of the Issuers’ foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, the Issuer will be entitled to deduct these taxes from any payment on debt securities payable in that currency.

The Issuers will not adjust non-U.S. debt dollar securities to compensate for changes in currency exchange rates.

The Issuers will not make any adjustment or change in the terms of non-U.S. dollar debt securities in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a lawsuit for payment on non-U.S. dollar debt securities, an investor may bear currency exchange risk.

The debt securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a debt security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time. In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar debt security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about exchange rates may not be indicative of future exchange rates.

If an Issuer issues non-U.S. dollar securities, it may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that an Issuer may provide will be furnished for information purposes only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

Determinations made by the exchange rate agent.

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in the applicable prospectus supplement that any determination is subject to approval by us). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

Risks Relating to Indexed Debt Securities

The term “indexed debt securities” is used in this prospectus to mean any of the debt securities described in this prospectus whose value is linked to an underlying property, index or rate. Indexed debt securities may present a high level of risk, and investors in some indexed debt securities may lose their entire investment. In addition, the treatment of indexed debt securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed debt security. Thus, if you propose to invest in indexed debt securities, you should independently evaluate the federal income tax consequences of purchasing an indexed debt security that apply in your particular circumstances. You should also read “—Material U.S. Federal and Irish Tax Consequences—United States Taxation” for a discussion of U.S. tax matters.

Investors in indexed debt securities could lose their investment.

The amount of principal and/or interest payable on a series of indexed debt securities will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. Each of these is referred to herein as an “index”. The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security. The terms of a particular series of indexed debt securities may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase indexed debt securities, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Issuer of a security or currency that serves as an index could take actions that may adversely affect an indexed debt security.

The issuer of a security that serves as an index or part of an index for a series of indexed debt securities will have no involvement in the offer and sale of the indexed debt securities and no obligations to the holders of the indexed debt securities. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holders. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component. If the index for a series of indexed debt securities includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed debt securities and no obligations to the holders of the indexed debt securities. That government may take actions that could adversely affect the value of the security. See “Risks Relating to Debt Securities Denominated or Payable in or Linked to a

Non-U.S. Dollar Currency— Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in Non-U.S. Dollar Debt Securities” above for more information about these kinds of government actions.

An indexed debt security may be linked to a volatile index, which could hurt your investment.

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on a series of indexed debt securities may vary substantially from time to time. Because the amounts payable with respect to indexed debt securities are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed debt security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of indexed debt securities.

An index to which a debt security is linked could be changed or become unavailable.

Some indices compiled by the Issuers or their affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed debt security that is linked to the index. The indices for the Issuers’ indexed debt securities may include published indices of this kind or customized indices developed by the Issuers’ or their affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed debt security may allow the Issuers to delay determining the amount payable as principal or interest on an indexed debt security, or the Issuers may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation the Issuers use will produce a value identical to the value that the actual index would produce. If the Issuers use an alternative method of valuation for a debt security linked to an index of this kind, the value of the debt security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed debt securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with indexed debt securities of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed debt securities or the rates of return on them.

The Issuers may engage in hedging activities that could adversely affect an indexed debt security.

In order to hedge an exposure on a particular series of indexed debt securities, the Issuers may, directly or through their affiliates, enter into transactions involving the debt securities, commodities or currencies or other instruments or measures that underlie the index for that debt security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, an Issuer could adversely affect the value of a series of indexed debt securities. It is possible that an Issuer could achieve substantial returns from its hedging transactions while the value of the indexed debt securities may decline.

Information about indices may not be indicative of future performance.

If an Issuer issues a series of indexed debt securities, it may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that an Issuer may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

Additional risks, if any, specific to particular debt securities issued under this prospectus will be detailed in the applicable prospectus supplements.

Risks Relating to CRH plc’s Shares

CRH plc’s shares may experience volatility which will negatively affect your investment.

In recent years most major stock markets have experienced significant price and trading volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the underlying companies. Accordingly, there could be significant fluctuations in the price of CRH plc’s shares even if CRH’s operating results meet the expectations of the investment community. In addition,

•	announcements by CRH or its competitors relating to operating results, earnings, volume, acquisitions or joint ventures, capital commitments or spending,

•	changes in financial estimates or investment recommendations by securities analysts,

•	changes in market valuations of other building materials companies,

•	adverse economic performance or recession in the United States or Europe, or

•	disruptions in trading on major stock markets,

could cause the market price of CRH plc’s shares to fluctuate significantly.

CRH PLC

CRH plc is the parent company for an international group of diversified companies engaged in the manufacture and supply of a wide range of building materials, products and integrated solutions. CRH, which has its primary listing on The London Stock Exchange, is also one of the largest companies, based on market capitalisation, quoted on Euronext Dublin in Dublin. CRH has operations in 29 countries, mainly in Western Europe and North America as well as, to a lesser degree, in less developed emerging markets in Eastern Europe, the Philippines and China, employing approximately 75,800 people at approximately 3,160 operating locations.

CRH plc is incorporated in Ireland and has its principal executive offices at Stonemason’s Way, Rathfarnham, Dublin 16, Ireland, Tel. No.: + 353 1 404 1000.

You can find a more detailed description of CRH’s business in CRH plc’s 2022 Form 20-F and other documents incorporated by reference into this prospectus.

DESCRIPTION OF THE ISSUERS

Financial Statements

The financial information of CRH America and CRH Finance is consolidated in CRH plc’s consolidated financial statements included in its 2022 Form 20-F, and summarized financial information for CRH America is included in the 2022 Form 20-F. The 2022 Form 20-F is incorporated by reference in this prospectus, and such financial information will be included in similar sections in subsequent filings incorporated by reference in this prospectus.

CRH plc will fully and unconditionally guarantee the guaranteed debt securities issued by CRH America or CRH Finance as to payment of principal, premium, if any, interest and any other amounts due. For a description of factors which may affect payments to holders of the guaranteed debt securities, including the composition of the Group, please refer to “Risk Factors.”

Issuer Identity

CRH plc will determine the identity of an issuer relating to a particular series of debt securities in light of considerations related to the funding needs of CRH plc and its consolidated subsidiaries. These include (i) the anticipated use of proceeds; (ii) related funding requirements of CRH plc and its consolidated subsidiaries; and (iii) relevant tax considerations.

CRH America

CRH America is an indirect wholly-owned operating subsidiary of CRH plc, and was incorporated under the laws of the State of Delaware on December 10, 1981. CRH America acts as a holding company for certain U.S. operating subsidiaries engaged in the production and sale of precast concrete products but is primarily a financing vehicle for CRH plc’s U.S. operating companies and, other than as described above, has no independent operations, other than holding cash and U.S. government securities from time to time. The principal executive offices of CRH America are located at 900 Ashwood Parkway, Suite 600, Atlanta, GA 30338, United States, Tel. No.: + 1 770 804 3363.

CRH Finance

CRH Finance is an indirect wholly-owned finance subsidiary of CRH plc, and was incorporated under the laws of the State of Delaware on April 19, 2016. CRH Finance is a financing vehicle for CRH’s operating companies and has no independent operations or operating history, other than holding cash and U.S. government securities from time to time. CRH Finance will lend substantially all proceeds of its borrowings to CRH plc or to one or more of CRH plc’s subsidiaries that are operating companies. The principal executive offices of CRH Finance are located at 900 Ashwood Parkway, Suite 600, Atlanta, GA 30338, United States, Tel. No.: + 1 770 804 3363.

FORWARD-LOOKING STATEMENTS

The forward-looking information in this prospectus may not accurately predict future results.

In order to utilize the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, CRH is providing the following cautionary statement.

This prospectus, which includes the documents incorporated by reference, contains certain forward-looking statements with respect to the financial condition, results of operations, business, viability and future performance of CRH and certain of the plans and objectives of CRH including the statements in the Annual Report on Form 20-F for the year ended December 31, 2022. These forward-looking statements may generally, but not always, be identified by the use of words such as “will”, “anticipates”, “should”, “could”, “would”, “targets”, “aims”, “may”, “continues”, “expects” “is expected to”, “estimates”, “believes”, “intends” or similar expressions. These forward-looking statements include all matters that are not historical facts or matters of fact at the date of this prospectus.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that may or may not occur in the future and reflect the CRH’s current expectations and assumptions as to such future events and circumstances that may not prove accurate.

A number of material factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, certain of which are beyond our control and which include, among other things: economic and financial conditions generally in various countries and regions where CRH operates; demand for infrastructure, residential and non-residential construction in CRH’s geographic markets; increased competition and its impact on prices; increases in energy and/or raw materials costs, including due to inflation and/or supply chain or production disruptions; adverse changes to laws and regulations, including in relation to climate change and sustainability; the direct and indirect effects of climate change and related regulations on our business, as well as the impact of unfavorable weather and other physical impacts on our operations; approval or allocation of funding for infrastructure programs; consumer sentiment, political stability and economic growth in relevant areas of the world, and adverse developments in relation to any of the foregoing; failure to complete or successfully integrate acquisitions; the results of our transition to a U.S. primary listing; and those factors discussed in the above Risk Factors, elsewhere in this prospectus or in the Annual Report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein.

You are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this prospectus. CRH expressly disclaims any obligation or undertaking to publicly update or revise these forward-looking statements other than as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT CRH

CRH plc files, on Form 6-K, special reports and other information with the SEC. CRH plc also files its annual report on Form 20-F with the SEC. CRH plc’s SEC filings are available to the public at the SEC’s website at www.sec.gov. CRH plc’s ordinary shares are listed on the London Stock Exchange and Euronext Dublin and You can consult reports and other information about CRH plc that it has filed pursuant to the rules of the New York Stock Exchange, the London Stock Exchange and Euronext Dublin at those exchanges.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of CRH, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

The SEC allows us to incorporate by reference in this prospectus information contained in documents that CRH plc files with them. This means that we can disclose important information to you by referring to these documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference in this prospectus the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) until we complete the offerings using this prospectus:

•	Annual Report of CRH plc on Form 20-F for the year ended December 31, 2022 (File No. 001-32846), filed on March 10, 2023 (the “2022 Form 20-F”).

•

Reports on Form 6-K of CRH plc furnished to the SEC on or after the date of this prospectus, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

The information that CRH plc files with the SEC, including future filings, automatically updates and supersedes information in documents filed at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

CRH plc’s 2022 Form 20-F contains a summary description of CRH’s business and audited consolidated financial statements with a report by our independent registered public accounting firm. These financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”). We refer to these accounting principles as IFRS in this prospectus.

You may request a copy of the filings referred to above, excluding the exhibits to such filings, at no cost, by writing or telephoning CRH plc at the following address:

CRH plc

Stonemason’s Way, Rathfarnham

Dublin 16, D16 KH51

Ireland

Tel. No.: +353 1 404 1000

www.CRH.com

You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. Neither we nor any selling securityholder has authorized anyone to provide you with different information. Neither we nor any selling securityholder is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Issuers are corporations organized under the laws of the State of Delaware. CRH plc is a public limited company organized under the laws of Ireland. Some of the members of CRH plc’s board of directors and officers are residents of countries other than the United States. In addition, many of CRH plc’s assets, and the assets of CRH plc’s directors and officers, are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon CRH plc or these persons or to enforce against CRH plc or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. There are doubts as to the enforceability in Ireland, in original U.S. court actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities whether solely based on the U.S. federal securities laws or otherwise. Therefore, you may have difficulty enforcing any U.S. judgment against CRH plc or its non-U.S. resident directors and officers both in and outside the United States.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be added to the general funds of CRH and used for general corporate purposes, which may include working capital, the repayment of existing debt (including debt incurred in connection with acquisitions) or for financing acquisitions. Subject to contractual or other legal restrictions, the net proceeds from the sale of securities will be available to our other affiliates through inter-company loans or other means.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder. We may pay certain expenses in connection with sales by selling securityholders.

CAPITALIZATION AND INDEBTEDNESS

The following table sets out the capitalization and indebtedness, cash and liquid resources of CRH plc as of December 31, 2022, and the amounts in the following table have been determined in accordance with IFRS.

US$ in millions
Bank loans and overdrafts due within one year	1,491
Lease liabilities due within one year	260
Loans due after more than one year	8,145
Lease liabilities due after more than one year	1,059

Total indebtedness	10,955

Called up share capital:
Equity share capital	302
Non-equity share capital	1
Non-controlling interests	646
Equity reserves:
Share premium account	—
Other reserves	(604)
Retained income	21,992

Total shareholders’ funds and non-controlling interests	22,337

Total capitalization and indebtedness	33,292

Net debt:
Total indebtedness	10,955

Cash and liquid resources	5,936

(1)

Since December 31, 2022, there has been no material change in CRH’s capitalization and indebtedness apart from an increase of $2.1 billion in loans due after more than one year as a result of the issuance on July 11, 2023 of €500 million of notes maturing 2027, €750 million of notes maturing 2031 and €750 million of notes maturing 2035.

Since May 4, 2018, no new ordinary shares have been issued by CRH.

As of December 31, 2022, neither CRH plc, CRH America nor CRH Finance had any secured indebtedness outstanding. CRH plc has given letters of guarantees to secure obligations of subsidiary undertakings amounting to $9.3 billion in respect of loans, bank advances, derivative obligations and future lease obligations and $0.4 billion in respect of letters of credit, as of December 31, 2022.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES WE MAY OFFER

This prospectus relates to, among other securities, guaranteed debt securities issued by CRH America and CRH Finance. As required by Federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an indenture. The indenture relating to debt securities issued by CRH America is a contract among CRH America, CRH plc and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, dated as of March 20, 2002 filed as an exhibit to this Registration Statement. CRH Finance will enter into an indenture with, CRH plc and The Bank of New York Mellon, as trustee, on the terms of the form of indenture filed as an exhibit to this Registration Statement.

As you read this section, please remember that the specific terms of a series of debt securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

General

The Bank of New York Mellon will act as the trustee under each of the CRH America and CRH Finance indentures. The trustee has two principal functions:

•

First, it can enforce your rights against the Issuers if they default on debt securities issued under the indentures. There are some limitations on the extent to which the trustee acts on your behalf, described under “Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs” below; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

CRH plc acts as the guarantor of the debt securities issued under the CRH America and CRH Finance indentures. The guarantees are described under “Guarantees” below.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. The indenture related to the debt securities issued by CRH America and a form of indenture related to the debt securities issued by CRH Finance are filed with the SEC as exhibits to our registration statement. See “Where You Can Find More Information About CRH” for information on how to obtain copies.

An Issuer may issue as many distinct series of debt securities under its indenture as it wishes. An Issuer may also from time to time without the consent of the holders of its debt securities create and issue further debt securities having the same terms and conditions as debt securities of an already issued series so that the further issue is consolidated and forms a single series with that series. This section summarizes all material terms of the debt securities and the guarantees that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

This section summarizes the material provisions of the indentures, the debt securities and the guarantees. However, because it is a summary, it does not describe every aspect of the indentures, the debt securities or the guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including some of the terms used in the indentures. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. We encourage you to review and refer to the indentures in full for further details.

Amounts That the Issuers May Issue

The indentures do not limit the aggregate amount of debt securities that an Issuer may issue or the number of series or the aggregate amount of any particular series. Either Issuer may issue debt securities and other securities at any time without your consent and without notifying you.

The indentures and the debt securities do not limit the ability of an Issuer to incur other indebtedness or to issue other securities. Also, the Issuers are not subject to financial or similar restrictions by the terms of the debt securities, except as described below under “—Covenants—Restrictions on Liens”.

Principal Amount, Stated Maturity and Maturity

The principal amount of a series of debt securities means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt securities is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt securities. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt securities in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your debt securities will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the trustee under the applicable indenture, or another firm that an Issuer names in your prospectus supplement, unless other arrangements have been made between you and an Issuer. An Issuer will make payments on your debt securities in the specified currency, except as described below in “—Payment and Paying Agents”. See “Risk Factors—Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” above for more information about risks of investing in debt securities of this kind.

Form of Debt Securities

Each of the Issuers will issue debt securities in global—i.e., book-entry—form only, unless an Issuer specifies otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership”.

In addition, the Issuers will generally issue each debt security in registered form, without coupons, unless an Issuer specifies otherwise in the applicable prospectus supplement.

Types of Debt Securities

Either Issuer may issue any of the three types of debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a variable rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or variable rate.

Fixed Rate Debt Securities

A series of debt securities of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. The prospectus supplement relating to original issue discount securities will describe special considerations applicable to them.

Each series of fixed rate debt securities, except any zero coupon debt securities, will bear interest from their original issue date or from the most recent date to which interest on the debt securities have been paid or made available for payment. Interest will accrue on the principal of a series of fixed rate debt securities at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt securities are converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, but excluding the interest payment date or the date of maturity. Each of the Issuers will compute interest on a series of fixed rate debt securities on the basis of a 360-day year of twelve 30-day months, unless your prospectus supplement provides that an Issuer will compute interest on a different basis. An Issuer will pay interest on each interest payment date and at maturity as described below under “—Additional Mechanics—Payment and Paying Agents”.

Variable Rate Debt Securities

A series of debt securities of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt securities are variable rate debt securities, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Each series of variable rate debt securities will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a series of variable rate debt securities at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. An Issuer will pay interest on each interest payment date and at maturity as described below under “—Additional Mechanics—Payment and Paying Agents”.

Calculation of Interest. Calculations relating to a series of variable rate debt securities will be made by the calculation agent, an institution that the Issuers appoint as their agent for this purpose. The prospectus supplement for a particular series of variable rate debt securities will name the institution that the Issuers have appointed to act as the calculation agent for that particular series as of its original issue date. The Issuers may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and on the Issuer, without any liability on the part of the calculation agent.

For a series of variable rate debt securities, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the variable rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any variable rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or 0.0987655). All amounts used in or resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a particular series of variable rate debt securities during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant variable rate debt securities and its affiliates.

Indexed Debt Securities

A series of debt securities of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or one or more indices or baskets of the items described above.

If you are a holder of indexed debt securities, you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt securities depending upon the formula used to determine the amount payable and the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

A series of indexed debt securities may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. A series of indexed debt securities may also provide that the form of settlement may be determined at the option of the Issuer or at the holder’s option. Some indexed debt securities may be convertible, exercisable or exchangeable, at the option of the Issuer or the holder’s option, into or for securities of CRH plc.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. See “Risk Factors—Risks Relating to Indexed Debt Securities” for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

A fixed rate debt security, a variable rate debt security or an indexed debt security may be an original issue discount debt security. (Section 101) A series of debt securities of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “Material U.S. Federal and Irish Tax Consequences—United States Taxation—United States Holders—Original Issue Discount” for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Information in the Prospectus Supplement

The specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the prospectus supplement.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	the issue price;

•	the person to whom any interest on a security of the series will be payable if other than the person in whose name the security is registered;

•	any limit on the aggregate principal amount of the series of debt securities;

•	any stock exchange on which the Issuer will list the series of debt securities;

•	the date or dates on which the Issuer will pay the principal of the series of debt securities;

•	whether the series of debt securities are fixed rate debt securities, variable rate debt securities or indexed debt securities;

•	if the series of debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any, and the interest payment dates;

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if the series of debt securities are variable rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

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if the series of debt securities are indexed debt securities, the principal amount, if any, the Issuer will pay you at maturity, the amount of interest, if any, the Issuer will pay you on an interest payment date or the formula the Issuer will use to calculate these amounts, if any, and the terms on which the debt securities will be exchangeable for or payable in cash, securities or other property;

•	if the series of debt securities are also original issue discount debt securities, the yield to maturity;

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the place where any amounts due will be payable and where this series of debt securities can be registered, transferred, exchanged or converted as well as the place where any notices or demands for this series of debt securities may be served;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

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the period within which the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed by the Issuer or CRH plc and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	the denominations in which the series of debt securities will be issuable if in other than denominations of $1,000;

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the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

•	any index or other formula used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

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if any payment on the debt securities of that series will be made, at the option of the Issuer or your option, in any currency other than in the currency in which the debt securities state that they will be payable, the terms and conditions regarding how that election shall be made;

•	the terms and conditions for any exchange or conversion of this series of debt securities or the guarantee for such series;

•	if less than the entire principal amount is payable upon a declaration of acceleration of the maturity, that portion of the principal which is payable;

•	the applicability of the provisions described later under “Covenants—Defeasance and Discharge”;

•	if the Issuer may issue without your consent debt securities having the same terms and conditions as debt securities of an already issued series;

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if the series of debt securities will be issuable in whole or part in the form of a global security as described under “Legal Ownership—Global Securities”, the form of any legends to be borne by such global security, the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	whether additional amounts will be payable as described later under “Special Situations—Payment of Additional Amounts”;

•	the forms of the debt securities of the series and the guarantees endorsed on them;

•	any changes in the covenants and the events of default described later under “Covenants” and “Events of Default”;

•	whether the debt securities of the series are defeasible in whole or in part and how the Issuer will have to demonstrate its election to defease if it is otherwise than by a resolution of its board;

•	any special U.S. federal income tax considerations relating to the series of debt securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the series of debt securities, as applicable; and

•	any other special features of the series of debt securities that are not inconsistent with the provisions of the indentures.

Guarantee

CRH plc will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the debt securities, including any additional amounts which may be payable by an Issuer in respect of its debt securities, as described under “—Payment of Additional Amounts”. CRH plc guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise.

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by the Issuers as legal holders of debt securities. This is called holding in street name. Instead, the Issuers would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send your debt securities, registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by the Issuers or the trustee, run only to persons who are registered as holders of debt securities. As noted above, the Issuers do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once the Issuers make payment to the registered holder, the Issuers have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security? A global security is a special type of indirectly held security, as described above under “Street Name and Other Indirect Holders”. If the Issuer chooses to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

The Issuer will require that the global security be registered in the name of a financial institution it selects. In addition, the Issuer will require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The Issuers do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global debt securities, you should be aware that:

•	You cannot get debt securities registered in your own name.

•	You cannot receive physical certificates for your interest in the debt securities.

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You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities, as explained earlier under “Legal Ownership—Street Name and Other Indirect Holders”.

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You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

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The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. The Issuers and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. The Issuers and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated. In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities in registered form. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled “Legal Ownership—Street Name and Other Indirect Holders” and “Legal Ownership—Direct Holders”.

The special situations for termination of a global security are:

•	When the depositary notifies an Issuer that it is unwilling, unable or no longer qualified to continue as depositary.

•	When an event of default on the debt securities has occurred and has not been cured. Defaults are discussed below under “Default and Related Matters—Events of Default”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not an Issuer or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders. (Sections 305 and 204)

In the remainder of this description “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the subsection entitled “Street Name and Other Indirect Holders”.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a series of debt securities will not be entitled to the benefit of any sinking fund—that is, an Issuer will not deposit money on a regular basis into any separate custodial account to repay a series of debt securities. In addition, an Issuer will not be entitled to redeem a series of debt securities before their stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require an Issuer to buy your debt securities from you, before their stated maturity, unless the prospectus supplement specifies one or more repayment dates.

If the prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt securities. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the prospectus supplement specifies a redemption commencement date, your debt securities will be redeemable at our option at any time on or after that date or at a specified time or times. If an Issuer redeems your debt securities, it will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price an Issuer pays will be the price that applies to the redemption period during which your debt securities are being redeemed.

If the prospectus supplement specifies a repayment date, the debt securities will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If an Issuer exercises an option to redeem any debt securities, it will give to the holder written notice of the principal amount of the debt securities to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date.

If the debt securities represented by a global debt security are subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Overview of Remainder of This Description

The remainder of this description summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where the Issuers make payments.

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Your rights under several special situations, such as if an Issuer merges with another company, if an Issuer wants to change a term of the debt securities or if an Issuer wants to redeem the debt securities for tax reasons.

•	Your rights, under certain circumstances, to receive payment of additional amounts due to changes in the withholding requirements of various jurisdictions.

•	Covenants contained in the indentures that restrict our ability to incur liens and undertake sale and leaseback transactions. A particular series of debt securities may have additional covenants.

•	Your rights if we default in respect of our obligations under the debt securities or experience other financial difficulties.

•	An Issuer’s relationship with the trustee.

Additional Mechanics

Exchange and Transfer

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the prospectus supplement, in denominations that are even multiples of $1,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

You may exchange or transfer your debt securities at the office of the trustee. The trustee acts as the Issuers’ agent for registering debt securities in the names of holders and transferring the securities. The Issuers may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities. (Section 305)

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership. (Section 305)

If an Issuer has designated additional transfer agents, they are named in the prospectus supplement. An Issuer may cancel the designation of any particular transfer agent. An Issuer may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the debt securities are redeemable and an Issuer redeems less than all of the debt securities of a particular series, the Issuer may block the issuance, registration, transfer or exchange of any debt securities of that series during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day the Issuer mails the notice of redemption and ends on the day of that mailing. The Issuer may also refuse to register transfers or exchanges of the debt securities selected for redemption from the date of such selection and until they are redeemed. However, the Issuer will continue to permit transfers and exchanges of the unredeemed portion of the series of debt securities being partially redeemed. (Section 305)

Payment and Paying Agents

An Issuer will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Sections 301 and 307)

An Issuer will pay interest, principal and any other money due on your debt securities at the place of payment that the Issuer will maintain for this series of debt securities and describe in the prospectus supplement; or, if the Issuer fails to maintain such office, at the corporate trust office of the trustee in New York City. (Section 1002) You must make arrangements to have your payments picked up at or wired from such place of payment. An Issuer may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds. (Section 307)

Holders buying and selling debt securities must work out between them how to compensate for the fact that the Issuers will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. An Issuer may also choose to act as its own paying agent. The Issuer must notify the trustee of changes in the paying agents for any particular series of debt securities. (Section 1002)

Payments Due in Other Currencies.

The Issuers will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless the Issuers specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency.

If the prospectus supplement specifies that holders may request that the Issuers make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

If the Issuers are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to the Issuers due to circumstances beyond their control—such as the imposition of exchange controls or a disruption in the currency markets—the Issuers will be entitled to satisfy their obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

If an Issuer issues a debt security in a specified currency other than U.S. dollars, the Issuer will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. The Issuer may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless the Issuer states in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Notices

The Issuers and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106)

Regardless of who acts as paying agent, all money that the Issuers pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge, including under a scheme of arrangement, with another entity. We are also permitted to sell or lease substantially all of our assets to another firm or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

•	Where CRH plc merges out of existence or sells or leases substantially all its assets, the other firm must be duly organized and validly existing under the laws of the applicable jurisdiction.

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If such other entity is organized under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia, or the Republic of Ireland, it must indemnify you against any tax, assessment or governmental charge or other cost or expense resulting from the transaction.

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Where an Issuer merges out of existence or sells or leases substantially all of its assets, the other firm must be duly organized and validly existing under the laws of a U.S. State, or the District of Columbia or under U.S. federal law.

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If an Issuer or CRH plc merges out of existence or sells or leases substantially all of its assets, the surviving entity must execute a supplement to the applicable indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture applicable to the Issuer or CRH plc, as the case may be, including CRH plc’s obligation to pay additional amounts described later under “—Payment of Additional Amounts”.

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Neither an Issuer nor CRH plc may be in default on the debt securities or guarantees immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under “Default and Related Matters—Events of Default—What is An Event of Default”? A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

•	We must deliver certain certificates and other documents to the trustee with respect to the compliance of the consolidation or merger with the indentures.

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Neither our assets nor our properties may become subject to any impermissible lien unless the debt securities issued under the indentures are secured equally and ratably with the indebtedness secured by the impermissible lien. Impermissible liens are described in further detail below under “—Restrictions on Liens”. (Section 801)

Modification and Waiver

There are three types of changes the Issuers can make to the indentures and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal, or any installment of principal, or interest on a debt security;

•	reduce any amounts and the rate of interest of a debt security or any premium due upon its redemption;

•	change any obligation of CRH plc to pay additional amounts described later under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount security or any other debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair any of the conversion rights of your debt security;

•	impair your right to sue for payment or conversion;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indentures;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indentures or to waive various defaults;

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modify any other aspect of the provisions dealing with modification and waiver of the indentures, unless to provide that additional provisions of the indentures cannot be modified or waived without your consent; and

•	modify or affect in any manner adverse to you the obligations of CRH plc that relate to payment of principal, premium and interest, sinking fund payments and conversion rights. (Section 902)

Changes Requiring a Majority Vote. The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. (Sections 901 and 902) The same majority vote would be required for the Issuers to obtain a waiver of all or part of the covenants described below or a waiver of a past default. However, the Issuers cannot obtain a waiver of a payment default or any other aspect of the indentures or the debt securities listed in the first category described previously under “—Changes Requiring Your Approval” unless the Issuers obtain your individual consent to the waiver. (Section 513)

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

Further Details Concerning Voting. When taking a vote, the Issuers will use the following rules to decide how much principal amount to attribute to a security:

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For original issue discount securities, the Issuers will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•

For debt securities whose principal amount cannot be determined at the time of issuance (for example, because it is based on an index), the Issuers will use a special rule for that security described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or currency units, the Issuers will use the U.S. dollar equivalent.

•

Debt securities will not be considered outstanding, and therefore not eligible to vote, if the Issuers have deposited or set aside in trust for you money for their payment or redemption and notice has been given to you of such redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Covenants—Defeasance and Discharge”. (Section 101 -“Outstanding”)

•

The Issuers will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If the Issuers or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that the Issuers may specify (or as the trustee may specify, if it sets the record date). The Issuers may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if the Issuers seek to change the indenture or the debt securities or request a waiver.

Optional Tax Redemption

Your debt securities of any series may be redeemed in whole but not in part, in the three situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, you must receive between 30 and 60 days’ notice before your debt securities are redeemed. (Section 1104)

The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, CRH plc determines that it would be required to pay additional amounts as described later under “—Payment of Additional Amounts”.

This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where CRH plc is incorporated. If CRH plc has been succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized or resident for tax purposes, and the applicable date will be the date the entity became a successor.

The Issuers or CRH plc would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The second situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, CRH plc or any of its subsidiaries determines that it would have to deduct or withhold tax on any payment to an Issuer to enable it to make a payment of principal or interest on a debt security, including the payment of additional amounts as described later under “—Payment of Additional Amounts”.

This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdictions where CRH plc or the relevant subsidiary is incorporated. If CRH plc or a subsidiary has been succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

The Issuers or CRH plc would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The third situation is where, following a merger, consolidation or sale or lease of CRH plc’s assets to a person that assumes or, if applicable, guarantees the obligations of an Issuer on the debt securities, that person is required to pay additional amounts as described later under “—Payment of Additional Amounts”.

We or the other person would have the option to redeem the debt securities in this situation even if additional amounts became payable immediately upon completion of the merger or sale transaction, including in connection with an internal corporate reorganization. Neither the Issuer nor that person have any obligation under the indentures to seek to avoid the obligation to pay additional amounts in this situation.

We or that person, as applicable, shall deliver to the trustee an officer’s certificate to the effect that the circumstances required for redemption exist. (Section 1108)

Payment of Additional Amounts

The government of any jurisdiction where CRH plc is incorporated or, if different, tax resident may require CRH plc to withhold amounts from payments on the principal or interest on a debt security or any amounts to be paid under the guarantees, as the case may be, for taxes or any other governmental charges. If any such jurisdiction requires a withholding of this type, CRH plc may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled.

CRH plc will not be required to make any payment of additional amounts under any of the following circumstances:

•	The United States government or any political subdivision of the United States government is the entity that is imposing the tax or governmental charge.

•

The tax or charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction. These connections include, but are not limited to, where the holder or related party:

•	is or has been a citizen or resident of the jurisdiction;

•	is or has been engaged in trade or business in the jurisdiction; or

•	has or had a permanent establishment in the jurisdiction.

•

The tax or charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

•	There is an estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

•	The tax, assessment or governmental charge is payable in a manner that does not involve withholdings.

•

The tax, assessment or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any of our requests for the following that the statutes, treaties, regulations or administrative practices or the taxing jurisdiction require as a precondition to exemption from all or part of such withholding:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner; or

•	to make a declaration or satisfy any other information requirements.

•	The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

•

The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any security, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such security.

These provisions will also apply to any taxes, assessments or governmental charges imposed by any jurisdiction in which a successor to CRH plc is incorporated, or, if different, resident for tax purposes. The prospectus supplement relating to the debt securities may describe additional circumstances in which CRH plc would not be required to pay additional amounts.

Additional amounts may also be payable in the event of certain consolidations, mergers, sales of assets or assumptions of obligations. For more information see “—Mergers and Similar Events”, “—Optional Tax Redemption” and “—Material U.S. Federal and Irish Tax Consequences.” Under the indentures, CRH plc or any subsidiary of CRH plc may assume the obligations of an Issuer under the debt securities. This may be a taxable event to U.S. holders. U.S. holders may be treated as having exchanged their debt securities for other debt securities issued by CRH plc or such subsidiary and may have to recognize gain or loss for U.S. federal income tax purposes upon such assumption.

Notwithstanding the foregoing, all payments shall be made net of any withholding imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code (any such withholding, a “FATCA Withholding Tax”), and no additional amounts will be payable as a result of any such FATCA Withholding Tax.

Covenants

Restrictions on Liens

Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. We promise that we will not become obligated on any new debt for borrowed money that is secured by a lien on any of our properties, which are described further below, unless we grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.

We do not need to comply with this restriction if the amount of all debt that would be secured by liens on our properties, which are described further below, excluding the debt secured by the liens that are listed later, does not exceed 10% of CRH plc’s consolidated shareholders’ funds. (Section 1008) Consolidated shareholders’ funds refers to:

•	The paid-up capital of CRH plc; plus

•	The consolidated capital and revenue reserves of CRH plc, capital grants, deferred taxation and minority shareholders’ interests, but deducting the amount of repayable government grants; minus

•	Any revaluation upwards after the end of CRH plc’s latest fiscal year preceding the issuance of any particular series of securities of plant and machinery.

This restriction on liens applies only to liens for borrowed money. For example, liens imposed by operation of law or by order of a court, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens the Issuers create to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction. This restriction on liens also does not apply to debt secured by a number of different types of liens, and the Issuers can disregard this debt when the Issuers calculate the limits imposed by this restriction. These types of liens include the following:

•	any lien existing on or before the date of the issuance of the applicable series of debt securities.

•

any lien over any property that we acquired as security for, or for indebtedness incurred, to finance all or part of the price of its acquisition, construction, development, modification or improvement.

•	any lien over any property that we acquired subject to the lien, provided the lien was not created in anticipation of the acquisition of that property.

•

any lien to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the lien relates to a property involved in the project and that we acquired after the date of the issuance of the applicable series of debt securities.

•	any lien securing our indebtedness for borrowed money incurred in connection with the financing of accounts receivable.

•	any lien incurred or deposits made in the ordinary course of business which do not involve borrowed money including but not limited to,

•	any mechanics’, materialsmen’s, carriers’, workmen’s, vendors’ or similar lien,

•	any lien arising in connection with equipment leases,

•	any easements or rights-of-way restrictions and other similar charges.

•

any lien upon specific items of our inventory or other goods and proceeds securing our obligations in respect of bankers’ acceptances issued or created to purchase, ship or store such inventory or other goods.

•

any lien or deposits securing the performance of tenders, bids, leases, trade contracts (other than for borrowed money), statutory obligations, surety bonds, appeal bonds, government contracts, performance bonds, return-of-money bonds and other similar obligations incurred in the ordinary course of business.

•	any lien securing industrial revenue, development, first mortgage bonds issued to secure other bonds or similar bonds issued by or for our benefit.

•

any lien on our property required by contract or any applicable laws, rules, regulations or statutes, securing our obligations and payments under a contract with a governmental entity or in relation to a contract entered into at the request of a governmental entity.

•

any statutory or contractual right of set-off, including rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for our benefit or in connection with the issuance of letters of credit for our benefit, any lien created on compensating credit balances and any lien created on amounts of a nature similar to such credit balances held in trust, in each case (other than a statutory right of set-off) to the extent required by a financial institution as security for financing provided to us or any direct or indirect subsidiary of CRH plc.

•

any lien securing liabilities under agreements with the Exports Credit Guarantee Department of the British government, or similar forms of credit, over sums due under any contract for the purchase, supply or installation of plant and/or machinery.

•

any lien constituted by a right of set-off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations related to the hedging or management of risks under transactions involving any currency or interest rate swap, cap or collar arrangements, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind.

•	any lien arising out of title retention or like provisions in connection with the purchase of goods and equipment in the ordinary course of business.

•	any lien securing taxes or assessments or other applicable governmental charges or levies.

•

any lien securing reimbursement obligations under letters of credit, guaranties and other forms of credit enhancement given in connection with the purchase of goods and equipment in the ordinary course of business.

•	any lien in favor of CRH plc or any subsidiary of CRH plc.

•	any extension, renewal or replacement, as a whole or in part, of any lien included earlier in this list; and

•	the amount does not exceed the principal amount of the borrowed money secured by the lien which is to be so extended, renewed or replaced; and

•	the extension, renewal, or replacement lien is limited to all or part of the same property, including improvements that secured the lien to be extended, renewed or replaced.

Restrictions on Sales and Leasebacks

We will not enter into any sale and leaseback transaction involving a property other than as allowed by the indenture covenant relating to these. A sale and leaseback transaction is an arrangement between us and any person where we lease a property that we have owned for more than 270 days and have sold to that person or to any person to whom that person has advanced funds on the security of the property.

This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between CRH plc and one of its subsidiaries, or between a subsidiary of CRH plc and any other subsidiary of CRH plc. It also does not apply to any lease with a term, including renewals, of three years or less. Further, the indentures do not restrict the ability of any subsidiary of CRH plc (other than an Issuer) to enter into sale and leaseback transactions.

The covenant allows us to enter into sale and leaseback transactions in two additional situations. First, we may enter sale and leaseback transactions if we could grant a lien on the property in an amount equal to the indebtedness attributable to the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restriction on liens described above.

Second, we may enter into sale and leaseback transactions if, within one year of the transaction, we invest an amount equal to at least the net proceeds of the sale of the property that we lease in the transaction or the fair value of that property, whichever is greater. This amount must be invested in any of our property or used to retire any indebtedness for money that we borrowed, incurred or assumed. (Section 1009)

Defeasance and Covenant Defeasance

The following discussion of defeasance and discharge will be applicable to your series of debt securities only if the prospectus supplement applicable to the series so states. (Article 13)

Defeasance and Discharge

We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities any combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that either:

•	there has been a change in U.S. federal income tax law, or

•	we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling,

in either case, to the effect that we may make the above deposit and have such release without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•

If the debt securities are listed on any stock exchange, we must deliver to the trustee an officer’s certificate confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted. (Section 1304)

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

•	to register the issuance, transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust. (Section 1302)

Covenant Defeasance

We can be legally released from compliance with certain covenants, including those described under “—Covenants” and any that may be described in the applicable prospectus supplement and including the related Events of Default if, in addition to other actions, we take all the steps described above under “—Defeasance and Covenant Discharge” except that the opinion of counsel does not have to refer to a change in United States Federal income tax laws or a ruling from the United States Internal Revenue Service. (Section 1303)

Default and Related Matters

Ranking

The debt securities are not secured by any of the Issuers’ property or assets. Accordingly, your ownership of debt securities means you are one of the Issuers’ unsecured creditors. The debt securities are not subordinated to any of the Issuers’ other debt obligations and therefore they rank equally with all the Issuers’ other unsecured and unsubordinated indebtedness.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What is an Event of Default? The term event of default means any of the following:

•	We do not pay the principal or any premium on a debt security on its due date or, in the case of technical difficulties, within one day of its due date.

•	We do not pay interest on a debt security within 30 days of its due date.

•	We do not deposit any sinking fund payment within 30 days of its due date, if we agreed to maintain a sinking fund for your debt securities and the other debt securities of the same series.

•

We remain in breach of a covenant or any other term of the indentures or series of debt securities for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or by the holders of 25% of the principal amount of debt securities of the affected series.

•	We file for bankruptcy or certain other events or a judgment in bankruptcy or a similar judgment is entered.

•	Our other borrowings in principal amount of at least US$50,000,000 are accelerated by reason of a default and steps are taken to obtain repayment of these borrowings.

•

We fail to make a payment of principal of at least US$50,000,000 or fail to honor any guarantee or indemnity with respect to borrowings of at least US$50,000,000 and steps are taken to enforce either of these obligations.

•

Any mortgage, pledge or other charge granted by us in relation to any borrowing of at least US$50,000,000 becomes enforceable and steps are taken to enforce the mortgage, pledge or other charge, as the case may be.

•

There is a default in the conversion of any convertible securities of the series in question and this default continues for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or by the holders of 25% of the principal amount of debt securities of the affected series.

•	Any other event of default described in the prospectus supplement occurs. (Section 501)

Remedies if an Event of Default Occurs. If an event of default, other than a bankruptcy or similar event of default, has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount and any other amounts, including accrued interest, of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In a bankruptcy or similar event of default, the entire principal amount of all the debt securities will automatically become due and immediately payable. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if we have paid the outstanding amounts due because of the acceleration of maturity and we have satisfied certain other conditions. (Section 502)

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities during that period. (Section 507)

However, such limitations do not apply to a suit instituted by you for the enforcement of payment of the principal of or interest on a debt security on or after the respective due dates. (Section 508)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1005)

Regarding the Trustee

As a result of the transfer of JPMorgan Chase Bank’s corporate trust business to The Bank of New York Mellon effective October 1, 2006, The Bank of New York Mellon is currently the trustee under the indenture related to the debt securities issued by CRH America. The Bank of New York Mellon will also act as trustee under the indenture related to the debt securities issued by CRH Finance. In addition, The Bank of New York Mellon also maintains various banking and trust relationships with the Issuers and some of their affiliates. The trustee’s current address is: 240 Greenwich Street, 7th Floor East, New York, New York 10286.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving an Issuer default notice or its default having to exist for a specific period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee. (Section 608)

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares can be found in Exhibit 2.2 to our 2022 Form 20-F under the heading “Description of Securities Registered Under Section 12 of the Exchange Act – Ordinary Shares”, which description is incorporated by reference herein.

SELLING SECURITYHOLDERS

Information about selling securityholders, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”), in the United States, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of, Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interests in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has previously advised us as follows:

•	DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has previously advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of certificates.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has previously advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the relevant clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

MATERIAL U.S. FEDERAL AND IRISH TAX CONSEQUENCES

United States Taxation

This section describes the material United States federal income tax consequences of owning the debt securities the Issuers are offering. It is the opinion of Sullivan & Cromwell LLP, the Issuers’ United States counsel. It applies to you only if you acquire debt securities in the offering or offerings contemplated by this prospectus and you hold your debt securities as capital assets for tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes, or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with debt securities that are due to mature 30 years or less from the date on which they are issued and that are issued by an Issuer. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. In addition, this section does not address the United States federal income tax of treatment of debt securities that reference the performance of United States equities. The United States federal income tax treatment of any such debt securities will be discussed in the applicable pricing supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt security should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt security.

Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest each as defined below under “—Original Issue Discount—General”, you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

•

Foreign Currency Debt Securities—Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

•

Foreign Currency Debt Securities—Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated

interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you would include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or the Issuer has an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that the Issuer may exercise, the Issuer will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security, and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and the Issuer hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

•	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

•	one or more qualified floating rates,

•	a single fixed rate and one or more qualified floating rates,

•	a single objective rate, or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any variable rate on any date during the term of your debt securities is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

•	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 or

•	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate, and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the Issuer or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—United States Holders—Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount. You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent of the debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it would apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss.

If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the specified currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short-Term Debt Securities” or “—Market Discount”, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Debt Securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations.

Information with Respect to Foreign Financial Assets

A United States holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. United States holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Non-United States Holders

This subsection describes the tax consequences to a Non-United States holder. You are a Non-United States holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you.

Interest

This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Subject to the discussions of FATCA withholding and backup withholding below, interest (including OID) on a debt security that is not effectively connected with your conduct of a trade or business in the United States will generally be exempt from United States federal income and withholding tax under the “portfolio interest exemption,” provided that (i) you do not, actually or constructively, own stock possessing 10% or more of the total voting power of an Issuer’s outstanding stock, (ii) you are not a controlled foreign corporation that is related to an Issuer, actually or constructively and (iii) either (a) you provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, that includes your name and address and that certifies your non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business provides a statement to the applicable withholding agent under penalties of perjury on which it certifies that an applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form) has been received by it from you or a qualifying intermediary and furnishes a copy to the applicable withholding agent. This certification requirement may be satisfied with other documentary evidence in the case of a debt security held in an offshore account or through certain foreign intermediaries. The applicable withholding agent for purposes of the certification requirement described above is generally the last U.S. payor (or a non-U.S. payor that is a qualified intermediary or a U.S. branch of a foreign person) in the chain of payment before payment to you.

If you cannot satisfy the requirements of the portfolio interest exemption described above, then payments of interest (including OID) made to you generally will be subject to United States federal withholding tax at the rate of 30%, unless either (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from or reduction of the withholding tax under the benefit of an applicable income tax treaty or (ii) the interest is effectively connected with your conduct of a trade or business in the United States and you provide an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI.

If you engaged in a trade or business in the United States and interest (including OID) on a debt security is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on such interest on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. If you are a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

Purchase, Sale and Retirement of the Notes

Subject to the discussion of backup withholding below, you generally will not be subject to United States federal income or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a debt security (other than any amount representing accrued but unpaid interest or OID on the note, which will be treated as interest and will generally be subject to the rules discussed above under “Interest”) unless:

•	you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with your conduct of a trade or business in the United States.

If you are described in the first bullet point above, you generally will be subject to United States federal income tax at a flat rate of 30% (unless a lower treaty rate applies) on your gain from the disposition, which may be offset by certain United States-source capital losses. If you are described in the second bullet point above, you will be subject to United States federal income tax on such gain on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. If you are a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

Estate Tax

A debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of an Issuer’s stock entitled to vote at the time of death and

•	the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a Non-United States holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the debt securities could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold debt securities through a non-United States person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, the Issuers and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of OID on a discount debt security. In addition, the Issuers and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a Non-United States holder, we and other payors are required to report payments of interest on your debt securities on IRS Form 1042-S. Payments of principal, premium or interest, including OID, made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “—Non-United States Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of debt securities under FATCA if you are, or are presumed to be, a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the U.S. Internal Revenue Service.

Irish Taxation

The following is a summary of the principal Irish tax consequences for individuals and companies of ownership of the debt securities based on the laws and practice of the Irish Revenue Commissioners currently in force in Ireland and may be subject to change. It deals with the holder of debt securities who beneficially own the debt securities as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding the debt securities, such as dealers in securities, trusts, etc. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the debt securities should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the debt securities and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

Withholding Tax

As (i) the debt securities are issued by Issuers who are not incorporated or tax resident in Ireland; (ii) the Issuers do not maintain a register for the debt securities in Ireland; and (iii) the assets relating to the debt securities are not attributable to an Irish branch or agency of either of the Issuers, the Issuers will not be obliged to make any deduction or withholding for or on account of Irish tax from payments on the debt securities.

If payments on the debt securities were Irish source payments, interest would be paid on the debt securities free of Irish withholding tax provided the debt securities are quoted on a recognized stock exchange (including NYSE) and:

(a) the person by or through whom the payment is made is not in Ireland; or

(b) the payment is made by or through a person in Ireland, and either:

(i) the debt securities are held in a clearing system recognized by the Irish Revenue Commissioners (including DTC); or

(ii) the person who is the beneficial owner of a debt security and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent) in the prescribed form.

So long as the debt securities continue to be quoted on the NYSE and are held in DTC, interest on the debt securities can be paid by any paying agent acting on behalf of the Issuer without any withholding or deduction for or on account of Irish income tax.

Encashment Tax

In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 25 percent) from interest on a debt security, where such interest is collected or realized by a bank or encashment agent in Ireland on behalf of any holder of debt securities. There is an exemption from encashment tax where (i) the holder of debt securities is not resident in Ireland and has made a declaration in the prescribed form to the encashment agent or bank, or (ii) the beneficial owner of the interest is a company which is within the charge to Irish corporation tax in respect of the interest.

Taxation of Holders of Debt Securities

Notwithstanding that a holder of the debt securities may receive payments of interest, premium or discount on the debt securities free of Irish withholding tax, the holder of the debt securities may still be liable to pay Irish income or corporation tax (and in the case of individuals, the universal social charge) on such interest, premium or discount if (i) such interest, premium or discount has an Irish source, (ii) the holder of debt securities is resident or (in the case of a person other than a body corporate) ordinarily resident in Ireland for tax purposes (in which case there may also be a pay related social insurance (PRSI) liability for an individual in receipt of interest, premium or discount on the debt securities), or (iii) the debt securities are attributed to a branch or agency of the holder of debt securities in Ireland. Ireland operates a self-assessment system in respect of income and corporation tax, and each person must assess their own liability to Irish tax.

Relief from Irish income tax may be available under the specific provisions of a double taxation agreement between Ireland and the country of residence of the recipient.

Capital Gains Tax

A holder of debt securities will not be subject to Irish tax on capital gains on a disposal of debt securities unless: (a) such holder is either resident or ordinarily resident in Ireland; or (b) such holder carries on a trade in Ireland through a branch or agency in respect of which the debt securities were used or held; or (c) the debt securities cease to be quoted on a recognized stock exchange, in circumstances where the debt securities derive their value or more than 50% of their value from Irish real estate, mineral rights or exploration rights.

Capital Acquisitions Tax

A gift or inheritance of debt securities will be within the charge to capital acquisitions tax (which subject to available exemptions and reliefs, is currently levied at 33 percent) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the debt securities are regarded as property situated in Ireland (i.e. if the debt securities are physically located in Ireland or if the register of the debt securities is maintained in Ireland). A foreign domiciled individual will not be regarded as being resident or ordinarily resident in Ireland at the date of the gift or inheritance unless that individual: (i) has been resident in Ireland for the five consecutive tax years immediately preceding the tax year in which the gift or inheritance is taken, and (ii) is either resident or ordinarily resident in Ireland on that date.

Bearer notes are generally regarded as situated where they are physically located at any particular time. Debt securities in registered form are regarded as property situate in Ireland if the register of the debt securities is in Ireland. The debt securities may, however, be regarded as situated in Ireland regardless of their physical location if they secure a debt due by an Irish resident debtor and/or are secured over Irish property. Accordingly, if Irish situate debt securities are comprised in a gift or inheritance, the gift or inheritance may be within the charge to tax regardless of the residence status of the disponer or the donee/successor.

Stamp Duty

On the basis that the debt securities are issued by the Issuers who are not incorporated or tax resident in Ireland and the transfer of the debt securities does not relate to Irish land or mineral rights or to shares in CRH plc, no Irish stamp duty will arise on the issue, transfer or redemption of the debt securities.

Payments Under the Guarantee

Under Irish domestic law, payments in respect of interest by CRH plc under the guarantee may be subject to Irish withholding tax. CRH plc will not be obliged to make any deduction or withholding for or on account of Irish tax from interest payments under the guarantee where the debt securities are quoted on a recognized stock exchange (including NYSE) and:

(a) the person by or through whom the payment is made is not in Ireland; or

(b) the payment is made by or through a person in Ireland, and either:

(i) the debt securities are held in a clearing system recognized by the Irish Revenue Commissioners (including DTC), or

(ii) the person who is the beneficial owner of a debt security and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent) in the prescribed form;

CRH plc will not be obliged to make any deduction or withholding for or on account of Irish tax from payments under the guarantee to the beneficial owners of the debt securities that are resident for tax purposes in the United States (or in the case of a body corporate, incorporated in the United States and subject to U.S. Federal income tax on its worldwide income), provided that CRH plc is satisfied with the tax status of the beneficial owner. Persons resident in the United States for tax purposes should be able to qualify for an exemption from Irish tax on guarantee payments provided the debt securities are not attributable to a permanent establishment of that person in Ireland.

PLAN OF DISTRIBUTION

We or the selling securityholders may offer or sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods or through any other method permitted by applicable law.

Underwriters

If we or a selling securityholder use underwriters in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters’ obligation to purchase the securities apply, and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

If we or a selling securityholder use dealers in the sale, unless otherwise indicated in the prospectus supplement, we or a selling securityholder will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We or a selling securityholder may also sell securities, directly or through agents that we or a selling securityholder designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we or a selling securityholder will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

If we or a selling securityholder indicate in the prospectus supplement, we or a selling securityholder will authorize underwriters, dealers or agents to solicit offers by various institutional investors to purchase the securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate principal amount of the securities that they may sell. These include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions the Issuers may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that relates to:

•	the validity of the arrangements; or

•	the performance of the arrangements by the Issuers or the institutional investor.

Indemnification

Agreements that we enter into or will enter into with underwriters, dealers or agents may entitle them to be indemnified, in the case of the debt securities and guarantees, by us and, in the case of securities issued by CRH plc, by CRH plc against various civil liabilities. These may include liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other U.S. securities laws. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making

In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

Other Transactions

We or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us, the selling securityholders or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from us or the selling securityholders in settlement of those derivatives to close out any related open borrowings of our ordinary shares. In addition, we or the selling securityholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Selling Securityholders

In addition to selling securities under this prospectus, a selling securityholder may:

•	transfer its securities covered by this prospectus in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

•	sell its securities covered by this prospectus under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

•	sell its securities covered by this prospectus by any other legally available means.

VALIDITY OF SECURITIES AND GUARANTEES

The validity of the debt securities issued by the Issuers and the guarantees, debt warrants, purchase contracts and units issued by CRH plc will be passed upon by Sullivan & Cromwell LLP, our U.S. counsel, as to certain matters of New York law, and by U.S. counsel for any underwriters, named in the applicable prospectus supplement, as to certain matters of New York law. Certain matters as to Irish law with respect to the securities and the guarantees will be passed upon by Arthur Cox LLP, our Irish counsel. Sullivan & Cromwell LLP may rely upon Arthur Cox LLP with respect to all matters of Irish law.

EXPERTS

The consolidated financial statements of CRH plc incorporated by reference in this Prospectus, and the effectiveness of CRH plc’s internal control over financial reporting have been audited by Deloitte Ireland LLP, an independent registered public accounting firm, as stated in their reports thereon. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

EXPENSES

The following is a statement of the expenses (all of which are estimated) other than any underwriting discounts and commissions to be incurred by us in connection with a distribution of securities registered under this registration statement:

Securities and Exchange Commission registration fee(1)	—
Printing and engraving expenses	$30,000
Legal fees and expenses	$275,000
Accounting fees and expenses	$250,000
Indenture Trustee’s fees and expenses	$15,000
Rating Agencies’ fees	$970,000
Miscellaneous	$20,000

Total	$1,560,000

(1)

The registrants are registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of any registration fee until the time securities are issued under the registration statement pursuant to a prospectus supplement.

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers Irish Law and Articles of Association of CRH plc

Article 156 of the Registrant’s Memorandum and Articles of Association provides:

Subject to the provisions of and so far as may be admitted by the Acts, every Director, Managing Director, Chief Executive, Auditor, Secretary or other Officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

The Directors shall have power to purchase and maintain for or for the benefit of any persons who are or were at any time Directors or Officers of the Company, or who are or were at any time trustees of any pension fund in which employees of the Company are interested, insurance against any liability incurred by such persons in respect of any act or omission when in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any pension fund of the Company and shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning the purchase of such insurance.

The relevant provision of the Irish Companies Act, 2014, as amended is Section 235, which provides:

235. (1) Subject to the provisions of this section, the following provision shall be void, namely, any provision:

(a) purporting to exempt any officer of a company from; or

(b) purporting to indemnify such an officer against;

any liability which by virtue of any enactment or rule of law would otherwise attach to him or her in respect of any negligence, default, breach of duty or breach of trust of which he or she may be guilty in relation to the company.

(2) Subsection (1) applies whether the provision concerned is contained in the constitution of a company or a contract with a company or otherwise.

(3) Notwithstanding subsection (1), a company may, in pursuance of any such provision as is mentioned in that subsection, indemnify any officer of the company against any liability incurred by him or her—

(a) in defending proceedings, whether civil or criminal, in which judgment is given in his or her favour or in which he or she is acquitted; or

(b) in connection with any proceedings or application referred to in, or under, section 233 or 234 in which relief is granted to him or her by the court.

(4) Notwithstanding subsection (1), a company may purchase and maintain for any of its officers insurance in respect of any liability referred to in that subsection.

(5) Notwithstanding any provision contained in any enactment, the constitution of a company or otherwise, a director may be counted in the quorum and may vote on any resolution to purchase or maintain any insurance under which the director might benefit.

(6) For the avoidance of doubt, if—

(a) business, trade or activity has been carried on by means of a company, or other body corporate, registered or formed under the laws of another country,

(b) the period for which that business, trade or activity was so carried on was not less than 12 months preceding the date on which this subsection falls to be applied,

(c) a provision of the kind referred to in subsection (1)(a) or (b) in relation to officers of the company or other body corporate was in being and valid under the laws of that country, and

(d) a private company limited by shares is formed and registered to carry on that business, trade or activity,

then nothing in this section invalidates the operation of the provision referred to in paragraph (c) in respect of any negligence, default, breach of duty or breach of trust occurring before that private company limited by shares is formed and registered.

(7) Any directors’ and officers’ insurance purchased or maintained by a company before 6 April 2004 is as valid and effective as it would have been if this section had been in operation when that insurance was purchased or maintained.

(8) In this section—

(a) “officer” includes a statutory auditor,

(b) a reference to an officer includes a reference to any former or current officer of the company.

Delaware Corporation Law

Section 145 of the Delaware General Corporation Law (the “DGCL”) sets forth the circumstances and conditions under which a Delaware corporation such as CRH America or CRH Finance can indemnify its directors and officers against certain liabilities (including reimbursement of expenses incurred).

Section 145(a) DGCL allows a corporation to indemnify any of its present or former directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred if:

•

The relevant director or officer incurred these costs because he or she is or is threatened to be made party, in his or her capacity as a director or officer, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation); and

•

The corporation determines that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of any criminal action or proceedings, that such person had no reasonable cause to believe that his or her conduct was unlawful.

Section 145(b) of the DGCL permits a Delaware corporation to indemnify any of its present or former directors and officers against any expenses (including attorneys’ fees) incurred in connection with its defense or the settlement of a dispute if:

•

The relevant director or officer incurred these costs because he or she is or is threatened to be made party, in his or her capacity as a director or officer, to any threatened, pending or completed action or suit by the corporation or by a third party in the right of the corporation to procure judgment in its favor;

•	The corporation determines that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and

•

In the event such officer or director shall have been adjudged to be liable to the corporation, the Delaware Chancery Court (or another court in which such action or suit was brought) decides that such director or officer is entitled to this indemnity even though he or she was found liable to the corporation in the relevant action or suit.

A present or former director of a Delaware corporation who has been successful in the defense of any action, suit or proceeding described above is entitled pursuant to Section 145(c) of the DGCL to receive from the corporation indemnification against any expenses (including attorneys’ fees) actually and reasonably incurred by this person for purposes of its defense.

In addition, a Delaware corporation has the power under Section 145(g) of the DGCL to purchase and maintain insurance on behalf of its present or former directors and officers against any liability incurred by these persons in their capacity as directors or officers even if the corporation would not have the power to indemnify them in accordance with what is described above.

Articles of Incorporation and By-laws of CRH America and CRH Finance

The Articles of Incorporation and by-laws of CRH America and CRH Finance, respectively, provide substantially that each of CRH America and CRH Finance will indemnify its officers and directors to the fullest extent and under the circumstances permitted by Section 145 of the DGCL.

Underwriting Agreement

The form of Underwriting Agreement filed as an Exhibit to this Registration Statement provides that each Underwriter, severally, will indemnify CRH America, CRH Finance and CRH plc’s respective directors and officers who sign the Registration Statement and each person, if any, who controls any of CRH America, CRH Finance or CRH plc within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against certain civil liabilities, but only with reference to information relating to such underwriter furnished in writing to CRH America, CRH Finance or CRH plc for use in this prospectus or any prospectus supplement.

Other

The directors and officers of CRH America, CRH Finance and CRH plc and the duly authorized United States representative of CRH plc are insured against certain liabilities, including liabilities under U.S. securities laws, which they may incur in their capacity as such under a liability insurance policy carried by CRH plc.

Item 10. Undertakings

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of CRH plc’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement relating to offering of Guaranteed Debt Securities by CRH America, Inc. (incorporated by reference to Exhibit 1.1 to the registration statement on Form F-3 (No. 333 -166313) filed April 27, 2010).

1.2	Form of Underwriting Agreement relating to offering of Guaranteed Debt Securities by CRH America Finance, Inc. (incorporated by reference to Exhibit 1.2 to the registration statement on Form F-3 (File No. 333-230831) filed April 12, 2019).

1.3	Form of Underwriting Agreement for Warrants.*

1.4	Form of Underwriting Agreement for Purchase Contracts.*

1.5	Form of Underwriting Agreement for Units.*

1.6	Form of Underwriting Agreement for Preference Shares.*

1.7	Form of Underwriting Agreement for Ordinary Shares.*

4.1	Indenture, dated as of March 20, 2002, among CRH America, Inc., CRH plc and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-3 (File No. 333-190026) filed July 19, 2013).

4.2	Form of Indenture, among CRH America Finance, Inc., CRH plc and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the registration statement on Form F-3 (File No. 333-230831) filed April 12, 2019).

4.3	Form of Debt Securities for CRH America, Inc. and Guarantees relating thereto (included in Exhibit 4.1).

4.4	Form of Debt Securities for CRH America Finance, Inc. and Guarantees relating thereto (included in Exhibit 4.2).

4.5	Form of Debt Warrant Agreement including a form of debt warrant certificate.*

4.6	Form of Equity Warrant Agreement including a form of equity warrant certificate.*

4.7	Form of Purchase Contract Agreement.*

4.8	Form of Unit Agreement.*

4.9	Memorandum and Articles of Association of CRH plc (incorporated by reference to Exhibit 1 to the Annual Report on Form 20-F for the year ended December 31, 2020 (File No. 001-32846) filed March 12, 2021).

5.1	Opinion of Arthur Cox LLP, Irish legal advisors to CRH America, Inc., CRH America Finance, Inc. and CRH plc, as to the validity of the securities.

5.2	Opinion of Sullivan & Cromwell LLP, U.S. legal advisors to CRH America, Inc., CRH America Finance, Inc. and CRH plc, as to the validity of the Guaranteed Debt Securities of CRH America, Inc. and CRH America Finance, Inc., respectively, and the Guarantees, Debt Warrants, Purchase Contracts and Units of CRH plc as to certain matters of New York law.

8.1	Opinion of Arthur Cox LLP, Irish legal advisors to CRH America, Inc., CRH America Finance, Inc. and CRH plc, as to certain matters of Irish taxation (included in Exhibit 5.1 above).

8.2	Opinion of Sullivan & Cromwell LLP, U.S. legal advisors to CRH America, Inc., CRH America Finance, Inc. and CRH plc, as to certain matters of United States taxation.

22.1	List of Subsidiary Issuers of Guaranteed Securities.

23.1	Consent of Deloitte Ireland LLP, independent registered public accounting firm.

Exhibit Number	Description of Document

23.2	Consent of Arthur Cox LLP, Irish legal advisors to CRH America, Inc., CRH America Finance, Inc. and CRH plc (included in Exhibit 5.1 above).

23.3	Consent of Sullivan & Cromwell LLP, U.S. legal advisor to CRH America, Inc., CRH America Finance, Inc. and CRH plc (included in Exhibits 5.2 and 8.2 above).

24.1	Powers of attorney (included on signature pages hereof).

25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.

25.2	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.2 above.

107	Filing Fee Table.

*	To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CRH public limited company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin, Ireland on July 14, 2023.

CRH PUBLIC LIMITED COMPANY

By:	/s/ Jim Mintern
Name:	Jim Mintern
Title:	Group Finance Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below and Aylwyn Bryan and Anthony Fitzgerald (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement (the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 14, 2023.

Signature	Title

/s/ R. Boucher R. Boucher	(Chairman of the Board)

/s/ A. Manifold A. Manifold	(Chief Executive and Director)

/s/ J. Mintern J. Mintern	(Group Finance Director and Director) (Chief Financial and Accounting Officer)

/s/ L. McKay L. McKay	(Non-Executive Director)

/s/ C. Dowling C. Dowling	(Non-Executive Director)

/s/ J. Karlström J. Karlström	(Non-Executive Director)

Signature	Title

/s/ S. Kelly S. Kelly	(Non-Executive Director)

/s/ G.L. Platt G.L. Platt	(Non-Executive Director)

/s/ M.K. Rhinehart M.K. Rhinehart	(Non-Executive Director)

/s/ B. Khan B. Khan	(Non-Executive Director)

/s/ R. Fearon R. Fearon	(Non-Executive Director)

/s/ S. Talbot S. Talbot	(Non-Executive Director)

/s/ C. Verchere C. Verchere	(Non-Executive Director)

/s/ J. Rothering J. Rothering	(Authorized Representative in the United States)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CRH America, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on July 14, 2023.

CRH AMERICA, INC.

By:	/s/ Gary Hickman
Name:	Gary Hickman
Title:	Director and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer or Director or in any other capacity with respect to this Registration Statement (the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 14, 2023.

Signature	Title

/s/ Gary Hickman Gary Hickman	(Director and President)

/s/ Paul Valentine Paul Valentine	(Director and Secretary)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CRH America Finance, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on July 14, 2023.

CRH AMERICA FINANCE, INC.

By:	/s/ Gary Hickman
Name:	Gary Hickman
Title:	Director and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer or Director or in any other capacity with respect to this Registration Statement (the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 14, 2023.

Signature	Title

/s/ Gary Hickman Gary Hickman	(Director and President)

/s/ Paul Valentine Paul Valentine	(Director and Secretary)